Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 19, 2026, with respect to the consolidated financial statements and internal control over financial reporting of Energy Transfer LP included in the Annual Report on Form 10-K for the year ended December 31, 2025, which are incorporated by reference in these Registration Statements. We consent to the incorporation by reference of the aforementioned reports in these Registration Statements.

/s/ GRANT THORNTON LLP

Dallas, Texas

July 17, 2026